Exhibit 10.24

CONSENT AND FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FOURTH AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of October 22, 2019, by and among SILICON VALLEY BANK, a California corporation (“Bank”), as collateral agent (in such capacity, “Collateral Agent”), Bank in its capacity as a Lender, and the other Lenders party to that certain Second Amended and Restated Loan and Security Agreement dated as of May 14, 2018 (as the same may from time to time be amended, modified, supplemented or restated, including without limitation by that certain Consent and First Amendment to Second Amended and Restated Loan and Security Agreement dated as of July 3, 2019, that certain Consent and Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 29, 2019, and that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 18, 2019, collectively, the “Loan Agreement”) (together with Bank, each a “Lender” and collectively, the “Lenders”), and CLEARSIDE BIOMEDICAL, INC., a Delaware corporation (“Borrower”).

Recitals

A.	Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.

Borrower has informed Lenders that it desires to grant an exclusive license to Bausch Health Ireland Limited, an Irish company having an office at 3013 Lake Drive, Citywest Business Campus, Dublin, Ireland (“Bausch Health”), to develop, manufacture, have manufactured, distribute, promote, market, and otherwise commercialize Products (as such term is defined in the License Agreement) in the United States and Canada, pursuant to the terms of that certain License Agreement by and between Bausch Health and Borrower dated as of October 22, 2019 and attached hereto as Annex I (the “License Agreement”).  In connection therewith, Bausch Health has agreed, among other things, to pay to Borrower an upfront payment in the amount of Five Million Dollars ($5,000,000) plus various conditional payments and royalties.

C.

Section 7.1 of the Loan Agreement provides that Borrower shall not convey, sell, lease, transfer, assign, or otherwise dispose of all or any part of its business or property without Lenders’ prior written consent.  Section 7.5 of the Loan Agreement provides that Borrower shall not create, incur allow or suffer any Lien on its property or agree with any Person not to encumber its Intellectual Property except to the extent permitted under Section 7.1 of the Loan Agreement or in the definition of “Permitted Liens” contained therein.

D.

Borrower has requested that Lenders consent to Borrower’s entry into and performance of the License Agreement and agree that entry into and performance under the License Agreement will not violate sections 7.1 or 7.5 of the Loan Agreement.

E.

Lenders have agreed to so consent to Borrower’s entry into the License Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1

1.Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Consent.  Subject to the terms of Section 8 below, Lenders hereby consent to Borrower’s entry into and performance of the License Agreement attached as Annex I to this Amendment (without giving effect to any subsequent amendments or changes thereto).

3.Amendments to Loan Agreement.

3.1Section 14.1 (Definitions).  The following defined terms and their respective definitions hereby are added or amended and restated in their entirety, as appropriate, in Section 14.1 of the Loan Agreement to read in their entirety to read as follows:

“Bausch Health License” means that certain License Agreement by and between Bausch Health Ireland Limited, an Irish company having an office at 3013 Lake Drive, Citywest Business Campus, Dublin, Ireland (“Bausch Health”) and Borrower dated as of October 22, 2019 as attached as Annex I to the Fourth Amendment (without giving effect to any subsequent amendments or changes thereto), pursuant to which Borrower has granted Bausch Health an exclusive license to develop, manufacture, have manufactured, distribute, promote, market, and otherwise commercialize Products (as such term is defined therein) in the United States and Canada.

“Fourth Amendment” means that certain Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement by and among Collateral Agent, Lenders, and Borrower dated as of the Fourth Amendment Effective Date.

“Fourth Amendment Effective Date” is October 22, 2019.

“Permitted License” is (a) any non-exclusive license of patent rights of Borrower or its Subsidiaries so long as all such Permitted Licenses are granted to third parties in the ordinary course of business, do not result in a legal transfer of title to the licensed property, and have been granted in exchange for fair consideration, (b) any exclusive license of patent rights of Borrower or its Subsidiaries so long as such Permitted Licenses do not result in a legal transfer of title to the licensed property, are exclusive solely as to discrete geographical areas outside of the United States, and have been granted in exchange for fair consideration, (c) the Aura License, (d) the Regenxbio License, and (e) the Bausch Health License.

4.Representations and Warranties.  To induce Lenders to enter into this Amendment, Borrower hereby represents and warrants to Lenders as follows:

4.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3The organizational documents of Borrower delivered to Lenders on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.

5.Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated on or prior to the Effective Date and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Lenders in such Perfection Certificate have not changed, as of the date hereof.

7.Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Lenders of (i) this Amendment by each party hereto, and (ii) a fully-executed copy the License Agreement together with all other documents entered into in connection therewith, and (b) Borrower’s payment to Lenders of all Lenders’ Expenses due and owing as of the date hereof, which may be debited from any of Borrower’s accounts at Bank.

9.Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Balance of Page Intentionally Left Blank]

3.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

CLEARSIDE BIOMEDICAL, INC.

By: /s/ Charles Deignan

Name:  Charles Deignan

Title:  CFO

COLLATERAL AGENT AND LENDER:

SILICON VALLEY BANK

By: /s/ Myron O. Jensen

Name:  Myron O. Jensen

Title:  Vice President

LENDERS:

ELM 2016-1 TRUST

By: MidCap Financial Services Capital
Management, LLC, as Servicer

By /s/ John O’Dea

Name: John O’Dea

Title: Authorized Signatory

ELM 2018-2 TRUST, as Assignee

By: MidCap Financial Services Capital

Management, LLC, as Servicer

By /s/ John O’Dea

Name: John O’Dea

Title: Authorized Signatory

[Signature Page to Consent and Fourth Amendment to Second Amended and Restated Loan
and Security Agreement]

ANNEX 1

LICENSE AGREEMENT

[See attached]